Exhibit 4
                           FIXED RATE SENIOR DEBENTURE



CUSIP NO.


REGISTERED
PRINCIPAL AMOUNT $150,000,000
No. 1


                           BURLINGTON INDUSTRIES, INC.
                           FIXED RATE SENIOR DEBENTURE



UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITORY"), 55 WATER STREET, NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL THIS CERTIFICATE IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR OF THE DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR.

IF APPLICABLE, THE "TOTAL AMOUNT OF OID", "YIELD TO MATURITY" AND "INITIAL ACCRUAL PERIOD OID" (COMPUTED UNDER THE APPROXIMATE METHOD) BELOW WILL BE COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUED DISCOUNT ("OID") RULES.


ISSUE PRICE:  99.402%                             OPTION TO ELECT REPAYMENT:
                                                  [ X ] YES [ ] NO
INTEREST RATE: 7.25%
                                                  OPTIONAL REPAYMENT DATES: August 1,
ORIGINAL ISSUE DATE: AUGUST 1, 1997               2007

                                                  MINIMUM DENOMINATION:
STATED MATURITY DATE: AUGUST 1, 2027              [X] $1,000
                                                  [ ] Other:
SPECIFIED CURRENCY:
United States Dollars:                            ADDITIONAL AMOUNTS: NOT APPLICABLE
[X] YES [ ] NO                                    DEFEASANCE: [X] YES [ ] NO

FOREIGN CURRENCY: NOT APPLICABLE                  COVENANT DEFEASANCE: [X] YES [  ] NO

EXCHANGE RATE AGENT: NOT
APPLICABLE                                        TOTAL AMOUNT OF OID: NOT APPLICABLE

OPTION TO RECEIVE PAYMENTS IN                     INITIAL ACCRUAL PERIOD OID: NOT
SPECIFIED CURRENCY OTHER THAN U.S.                APPLICABLE
DOLLARS: [ ] YES  [X] NO
                                                  OPTIONAL INTEREST RATE RESET:
INTEREST PAYMENT DATES IF OTHER                   [ ] YES   [X] NO
THAN FEBRUARY 1 AND AUGUST 1: NOT
APPLICABLE                                        OPTIONAL INTEREST RATE RESET DATES:
                                                  NOT APPLICABLE
REGULAR RECORD DATES IF OTHER THAN
JANUARY 15 AND JULY 15: NOT                       SINKING FUND: NOT APPLICABLE
APPLICABLE

OPTIONAL COMPANY REDEMPTION:
[X] YES  [ ] NO

INITIAL COMPANY REDEMPTION DATE:
AUGUST 2, 2007

INITIAL COMPANY REDEMPTION
PERCENTAGE: 100%

ANNUAL REDEMPTION PERCENTAGE
REDUCTION: NOT APPLICABLE

OTHER/DIFFERENT PROVISIONS: NOT
APPLICABLE

     BURLINGTON INDUSTRIES, INC., a Delaware corporation (herein referred to as the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $150,000,000 (One hundred and fifty million Dollars) on the Stated Maturity Date shown above (except to the extent redeemed or repaid prior to the Stated Maturity Date) and to pay interest, if any, thereon at the Interest Rate shown above from August 1, 1997 or from the most recent Interest Payment Date to which interest, if any, has been paid or duly provided for, semi-annually on February 1 and August 1 of each year (unless other Interest Payment Dates are shown on the face hereof) (each, an "Interest Payment Date") until the principal hereof is paid or made available for payment and on the Stated Maturity Date, any Redemption Date or Repayment Date (such terms are together hereinafter referred to as the "Maturity Date" with respect to the principal repayable on such date); provided, however, that any payment of principal (or premium, if any) or interest, if any, to be made on any Interest Payment Date or on the Maturity Date that is not a Business Day (as defined below) shall be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or the Maturity Date, as the case may be, and no additional interest, if any, shall accrue on the amount so payable as a result of such delayed payment. For purposes of this Security, unless otherwise specified on the face hereof, "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that, in The City of New York, is not a day on which banking institutions are authorized or obligated by law or executive order to be closed; provided that, if the specified currency shown above (the "Specified Currency") is other than U.S. dollars, such day is also not a day on which banking institutions are authorized or obligated by law or executive order to be closed in the city which is the principal financial center of the country or countries of such currency (or, in the case of Debentures denominated in ECU, Brussels).

     Any interest hereon is accrued from, and including, the next preceding Interest Payment Date in respect of which interest, if any, has been paid or duly provided for (or from, and including, August 1, 1997, if no interest has been paid) to, but excluding, the succeeding Interest Payment Date or the Maturity Date, as the case may be. The interest, if any, so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (referred to on the reverse hereof), be paid to the person (the "Holder") in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on January 15 or July 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date (unless other Regular Record Dates are specified on the face hereof) (each, a "Regular Record Date"); provided, however, that, if this Security was issued between a Regular Record

Date and the initial Interest Payment date relating to such Regular Record Date, interest, if any, for the period beginning on August 1, 1997 and ending on such initial Interest Payment Date shall be paid on the Interest Payment Date following the next succeeding Regular Record Date to the Holder hereof on such next succeeding Regular Record Date; and provided further that interest, if any, payable on the Maturity Date will be payable to the person to whom the principal hereof shall be payable. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee (referred to on the reverse hereof), notice whereof shall be given to the Holder of this Security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture.

     Unless otherwise specified above, all payments in respect of this Security will be made in U.S. dollars regardless of the Specified Currency unless the Holder hereof makes the election described below. If the Specified Currency is other than U.S. dollars, the Exchange Rate Agent (referred to on the reverse hereof) will arrange to convert all payments in respect hereof into U.S. dollars in the manner described on the reverse hereof; provided, however, that the Holder hereof may, if so indicated above, elect to receive all payments in such Specified Currency by delivery of a written request to the corporate trust office of the Trustee in The City of New York, on or prior to the applicable Regular Record Date or at least 16 days prior to the Maturity Date, as the case may be. Such request may be in writing (mailed or hand delivered) or by cable, telex or other form of facsimile transmission. The Holder hereof may elect to receive payment in such Specified Currency for all principal, premium, if any, and interest, if any, payments and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Trustee, but written notice of any such revocation must be received by the Trustee on or prior to the applicable Regular Record Date or at least 16 days prior to the Maturity Date, as the case may be.

     Notwithstanding the foregoing, if the Company determines that the Specified Currency is not available for making payments in respect hereof due to the imposition of exchange controls or other circumstances beyond the Company's control, or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then the Holder hereof may not so elect to receive payments in the Specified Currency and any such outstanding election shall be automatically suspended, until the Company determines that the Specified Currency is again available for making such payments.

     In the event of an official redenomination of the Specified Currency, the obligations of the Company with respect to payments on this Security shall, in all cases, be deemed immediately following such redenomination to provide for payment of that amount of redominated currency representing the amount of such obligations immediately before such redenomination. In no event shall any adjustment be made to any amount payable hereunder as a result of any change in the value of the Specified Currency relative to any other currency due solely to fluctuations in exchange rates.

     Until this Security is paid in full or payment therefor in full is duly provided for, the Company will at all times maintain a Paying Agent (which Paying Agent may be the Trustee) in The City of New York (which, unless otherwise specified above, shall be the "Place of Payment"). The Company has initially appointed The Bank of New York at its office in The City of New York as Paying Agent.

     Unless otherwise shown above, payment of interest on this Security (other than on the Maturity Date) will be made by check mailed to the registered address of the Holder hereof; provided, however, that, if (i) the Specified Currency is U.S. dollars and the Holder hereof is the Holder of U.S. $10,000,000 or more in aggregate principal amount of Securities of the series of which this Security is a part (whether having identical or different terms and provisions) or (ii) the Specified Currency is a Foreign Currency, and the Holder has elected to receive payments in such Specified Currency as provided for above, such interest payments will be made by transfer of immediately available funds, but only if appropriate instructions have been received in writing by the Trustee on or prior to the applicable Regular Record Date. Simultaneously with any election by the Holder hereof to receive payments in respect hereof in the Specified Currency (if other than U.S. dollars), such Holder may provide appropriate instructions to the Trustee, and all such payments will be made in immediately available funds to an account maintained by the payee with a bank, but only if such bank has appropriate facilities therefor. Unless otherwise specified above, the principal hereof (and premium, if any) and interest, if any, hereon payable on the Maturity Date will be paid in immediately available funds upon surrender of this Security at the office of the Trustee maintained for that purpose in the Borough of Manhattan, The City and State of New York (or at such other location as may be specified above). The Company will pay any administrative costs imposed by banks in making payments in immediately available funds but, except as otherwise provided under Additional Amounts above, any tax, assessment or governmental charge imposed upon payments will be borne by the Holders of the Securities in respect of which such payments are made.

     Interest on this Security, if any, will be computed on the basis of a 360-day year of twelve 30-day months.

     REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

     Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its facsimile corporate seal.

BURLINGTON INDUSTRIES, INC.


                                             By: -------------------------------


[SEAL]

Attest: ____________________________

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                        THE BANK OF NEW YORK,
                                        as Trustee


                                        By:
                                             -------------------------
                                                Authorized Signatory

Dated:
      ----------------------

                             [REVERSE OF DEBENTURE]


                           BURLINGTON INDUSTRIES, INC.
                           FIXED RATE SENIOR DEBENTURE


     SECTION 1. General. This Security is one of a duly authorized issue of securities (herein called the "Securities") of the Company, issued and to be issued in one or more series under an indenture dated as of September 1, 1995, as it may be supplemented from time to time (herein called the "Indenture"), between the Company and The Bank of New York, as successor to Wachovia Bank of North Carolina, N.A., as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture with respect to a series of which this Security is a part), to which Indenture and all indentures supplemental thereto, reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof which is unlimited in aggregate principal amount.

     SECTION 2. Payments. If the Specified Currency is other than U.S. dollars and the Holder hereof fails to elect payment in such Specified Currency, the amount of U.S. dollar payments to be made in respect hereof will be determined by the Exchange Rate Agent specified on the face hereof or a successor thereto (the "Exchange Rate Agent") based on the bid quotation in The City of New York at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date by the Exchange Rate Agent for the purchase by the Exchange Rate Agent of the Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all Holders of Securities denominated in a Foreign Currency scheduled to receive U.S. dollar payments and at which the Exchange Rate Agent commits to execute a contract. If such bid quotation is not available, payments will be made in such Specified Currency.

     Except as set forth below, if the Specified Currency is other than U.S. dollars and the Specified Currency is not available due to the imposition of exchange controls or to other circumstances beyond the Company's control, or is no longer used by the government of the country issuing such currency or for settlement of transactions by public institutions of or within the international banking community, the Company will be entitled to make payments in U.S. dollars on the basis of the noon buying rate in The City of New York for cable transfers of such Specified Currency as certified for customs purposes by the Federal Reserve Bank of New York (the "Market Exchange Rate") for such Specified Currency on the second Business day prior to the applicable payment date or, if the Market Exchange Rate is then not available, on the basis of the most recently available Market Exchange Rate or as otherwise indicated above.

     If payment on this Security is required to be made in ECU and ECU is unavailable due to the imposition of exchange controls or other circumstances beyond the control of the Company, or is no longer used in the European Monetary System, all payments due on that due date with respect to this Security shall be made in U.S. dollars. The amount so payable on any date in ECU shall be converted into U.S. dollars at a rate determined by the Exchange Rate Agent as of the second Business Day prior to the date on which such payment is due on the following basis. The component currencies of the ECU for this purpose (the "Components") shall be the currency amounts which were Components of the ECU as of the last date on which the ECU was used in the European Monetary System. The equivalent of the ECU in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Components. The U.S. dollar equivalent of each of the Components shall be determined by the Exchange Rate Agent on the basis of the most recently available Market Exchange Rate, or as otherwise indicated above.

     If the official unit of any Component of the ECU is altered by way of combination or subdivision, the number of units of that Component shall be divided or multiplied in the same proportion. If two or more Components are consolidated into a single currency, the amounts of those Components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated Components expressed in such single currency. If any Component is divided into two or more currencies, the amount of that Component shall be replaced by amounts of such two or more currencies, each of which shall have a value on the date of division equal to the amount of the former Component divided by the number of currencies into which that currency was divided.

     All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion (except to the extent expressly provided that any determination is subject to approval by the Company) and, in the absence of manifest error, shall be conclusive for all purposes and binding on the Holder of this Security and the Exchange Rate Agent shall have no liability therefor.

     All currency exchange costs will be borne by the Company unless the Holder of this Security has made the election to receive payments in the Specified Currency. In that case, the Holder shall bear its pro rata portion of currency exchange costs, if any, by deductions from payments otherwise due to such Holder.

     References herein to "U.S. dollars" or "U.S. $" or "$" are to the currency of the United States of America.

     SECTION 3. Redemption at the Option of the Company. The Debentures will be redeemable as a whole or in part, at the option of the Company at any time on or after August 2, 2007 (a "Company Redemption Date") , at a redemption price equal to the greater of (i) 100% of the principal amount of the Debentures to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Company Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to the date of redemption.

     "Treasury Rate" means, with respect to any Company Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Company Redemption Date.

     "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Debentures to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Debentures. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

     "Comparable Treasury Price" means, with respect to any Company Redemption Date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such Company Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for such Company Redemption Date, after excluding the highest and lowest such Reference Treasury

Dealer Quotations, or (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Company Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such Company Redemption Date.

     "Reference Treasury Dealer" means each of Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Brothers Inc and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

     Notice of any Company redemption shall be mailed not less than 30 days nor more than 60 days prior to any Company Redemption Date to each Holder of Debentures to be redeemed.

     Unless the Company defaults in payment of the redemption price, on and after any Company Redemption Date interest will cease to accrue on the Debentures or portions thereof called for redemption.

     SECTION 4. Repayment. The Debentures will be redeemable on August 1, 2007 (the "Redemption Date"), at the option of the Holders thereof, at 100% of their principal amount, together with interest payable to the date of redemption. Less than the entire principal amount of any Debenture may be redeemed on the Redemption Date, provided the principal amount which is to be redeemed is equal to $1,000 or an integral multiple of $1,000.

     The Depository or its nominee, as registered holder of the Debentures, will be entitled to tender the Debentures on the Redemption Date for repayment. During the period from and including June 1, 2007 to and including July 1, 2007, the Depository will receive instructions from its participants (acting on behalf of owners of beneficial interests in the Debentures) to tender the Debentures for repayment under the Depository's procedures. Such tenders for repayment will be made by the Depository, provided that the Depository receives instructions from tendering participants by Noon on July 1, 2007. The Depository will notify the Paying Agent by the close of business on July 1, 2007 as to the aggregate principal amount of the Debentures, if any, for which the Depository shall have received instructions to tender for repayment. OWNERS OF BENEFICIAL

INTERESTS IN DEBENTURES WHO WISH TO EFFECTUATE THE TENDER AND REPAYMENT OF SUCH DEBENTURES MUST INSTRUCT THEIR RESPECTIVE DEPOSITORY PARTICIPANT OR PARTICIPANTS AT A REASONABLE PERIOD OF TIME IN ADVANCE OF JULY 1, 2007.

     If at any time the use of a book-entry only system through the Depository (or any successor securities depository) is discontinued with respect to the Debentures, tenders for repayment of any Debenture on the Redemption Date shall be made according to the following procedures. The Company must receive at the principal office of the Paying Agent, during the period from and including June 1, 2007 to and including the July 1, 2007 (i) the Debenture with the form entitled "Option to Elect Repayment" on the reverse of the Debenture duly completed; or (ii)(x) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., or a commercial bank or a trust company in the United States of America, setting forth the name of the registered holder of the Debenture, the principal amount of the Debenture, the amount of the Debenture to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Debenture to be repaid, with the form entitled "Option to Elect Repayment" on the reverse of the Debenture duly completed, will be received by the Company not later than five business days after the date of such telegram, telex, facsimile transmission or letter; and (y) such Debenture and form duly completed are received by the Company by such fifth business day. Any such notice received by the Company during the period from and including June 1, 2007 to and including July 1, 2007 shall be irrevocable. All questions as to the validity, eligibility (including time or receipt) and the acceptance of any Debenture for repayment will be determined by the Company, whose determination will be final and binding.

     For all purposes of this section, if July 1, 2007 is not a business day, it shall be deemed to refer to the next succeeding business day.

     SECTION 5. Discount Securities. If this Security (such a Security being referred to as a "Discount Security") (a) has been issued at an Issue Price lower, by more than a de minimis amount (as determined under United States federal income tax rules applicable to original issue discount instruments), than the principal amount hereof and (b) would be considered an original issue discount security for United States federal income tax purposes, then the amount payable on this Security in the event of redemption by the Company, repayment at the option of the Holder or acceleration of the maturity hereof, in lieu of the principal amount due at the Stated Maturity Date hereof, shall be the Amortized Face Amount (as defined below) of this Security as of the date of such redemption, repayment or acceleration. The "Amortized Face Amount" of this Security shall be the amount equal to the sum of (a) the Issue Price (as set forth on the face hereof) plus (b) the aggregate of the portions of the original issue discount (the excess of the amounts considered as part of the "stated redemption price at maturity" of this Security within the meaning of Section 1273(a)(2) of the Internal Revenue Code of 1986, as amended (the "Code"), whether denominated as principal or interest, over the Issuer Price of this Security) which shall theretofore have accrued pursuant to Section 1272 of the Code (without regard to Section 1272(a)(7) of the Code) from the date of issue of this Security to the date of determination, minus (c) any amount considered as part of the "stated redemption price at maturity" of this Security which has been paid on this Security from the date of issue to the date of determination.

     SECTION 6. Modification and Waivers; Obligation of the Company Absolute. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series. Such amendment may be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of Outstanding Securities affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Outstanding Securities, on behalf of the Holders of all Outstanding Securities, to waive compliance by the Company with certain provisions of the Indenture. Provisions in the Indenture also permit the Holders of not less than a majority in principal amount of all Outstanding Securities of any series to waive on behalf of all of the Holders of Securities of such series certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Holder of this Security and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     The Securities are unsecured and rank pari passu with all other unsecured and unsubordinated indebtedness of the Company.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest, if any, on this Security at the times, place and rate, and in the currency herein prescribed.

     SECTION 7. Defeasance and Covenant Defeasance. The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Security and (b) certain restrictive covenants and the related defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security, unless otherwise specified on the face hereof.

     SECTION 8. Minimum Denomination. Unless otherwise provided on the face hereof, this Security is issuable only in registered form without coupons in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000. If this Security is denominated in a Specified Currency other than U.S. Dollars or is a Discount Security, this Security shall be issuable in the denominations set forth on the face hereof.

     SECTION 9. Registration of Transfer. As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Security is registrable in the Security Register upon surrender of this Security for registration of transfer at a Place of Payment for the series of Securities of which this Security forms a part, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of like authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     If the registered owner of this Security is the Depository (such a Security being referred to as a "Global Security"), and (i) the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 90 days following notice to the Company or (ii) an Event of Default occurs, the Company will issue Securities in certificated form in exchange for this Global Security. In addition, the Company may at any time, and in its sole discretion, determine not to have Securities represented by a Global Security and, in such event, will issue Securities in certificated form in exchange in whole for this Global Security. In any such instance, an owner of a beneficial interest in this Global Security will be entitled to physical delivery in certificated form of Securities equal in principal amount to such beneficial interest and to have such Securities registered in its name. Securities so issued in certificated form will be issued in denominations of $1,000 (or such other Minimum Denomination specified on the face hereof) or any amount in excess thereof which is an integral multiple of $1,000 (or such Minimum Denomination) and will be issued in registered form only, without coupons.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     SECTION 10. Events of Default. If an Event of Default with respect to the Securities of the series of which this Security forms a part shall have occurred and be continuing, the principal of this Security may be declared due and payable in the manner and with the effect provided in the Indenture.

     SECTION 11. Defined Terms. All terms used in this Security which are defined in the Indenture and are not otherwise defined herein shall have the meanings assigned to them in the Indenture.

     SECTION 12. Governing Law. This Security shall be governed by, and construed in accordance with, the law of the State of new York excluding (to the greatest extent permitted by law) any rule of law that would cause the application of the laws of any jurisdiction other than the State of New York.

                               ------------------


                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

              TEN COM -  as tenants in common
              TEN ENT  - as tenants by the entireties
              JT TEN   - as joint tenants with right of survivorship and not as
                         tenants in common


           UNIF GIFT MIN ACT - ..............Custodian................
                                              (Cust.) (Minor)
                        Under Uniform Gifts to Minors Act
                 ...............................................
                                     (State)

Additional abbreviations may also be used though not in the above list.


                               ------------------


                       FOR VALUE RECEIVED, the undersigned
                 hereby sell(s), assign(s) and transfer(s) unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE

------------------


-----------------------------------------------------
Please print or type name and address, including zip code of assignee


-----------------------------------------------------
the within Security of BURLINGTON INDUSTRIES, INC. and all rights thereunder and does hereby irrevocably constitute and appoint



--------------------------------------------------------------------------------
                                                                        Attorney
to transfer the said Security on the books of the within-named Company, with full power of substitution in the premises.


Dated
     ---------------------------




SIGNATURE GUARANTEED:

                    --------------------------------------------
                    Signatures must be guaranteed by an
                    "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer
                    Agent Medallion Program ("STAMP") or
                    such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.



 ----------------------------------------------------------
NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Security in every particular, without alteration or enlargement or any change whatsoever.

                            OPTION TO ELECT REPAYMENT

     The undersigned owner of this Security hereby irrevocably elects to have the Company repay the principal amount of this Security or portion hereof below designated at 100% of the principal amount of this Security to be repaid plus accrued interest to the date of repayment.


Date:__________________________  __________________________________
                                 Signature
                                 Sign exactly as name appears on the front of this Security [SIGNATURE
                                 GUARANTEED -- required only if
                                 Securities are to be issued and delivered to other than the registered Holder]

                                 Signature
                                 Guaranteed:__________________

                                 Signatures must be guaranteed by an
                                 "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange
                                 Act of 1934, as amended.



Principal amount to be repaid,   Fill in for registration of
if amount to be repaid is less   Securities if to be issued
than the principal amount of     otherwise than to the
this Security (principal         registered Holder:
amount remaining must be an
authorized denomination)         Name:
                                      ----------------------------
$_______________________________
                                 Address:
                                      ----------------------------

                                      ----------------------------
                                       (Please print name and
                                     address including zip code)

                                      SOCIAL SECURITY OR OTHER
                                         TAXPAYER ID NUMBER

                                      ----------------------------